EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Hawk Corporation:

•	Registration Statement (Form S-8 No. 333-60865) pertaining to the Hawk Corporation 1997 Stock Option Plan
•
Registration Statement (Form S-8 No. 333-68583) pertaining to the Friction Products Co.  Profit Sharing Plan; S.K. Wellman Retirement Savings and Profit Sharing Plan, Helsel,Inc.  Employee’s Retirement Plan; Helsel, Inc. Employee’s Savings and Investment Plan; Sinterloy Corporation 401(k) plan; Hawk Motors, Inc. Employees’ 401(k) Plan; Hawk Corporation 401(k) Savings and Retirement Plan; and Quarter Master Industries, Inc. Profit Sharing Plan and Trust

•	Registration Statement (Form S-8 No. 333-47220) pertaining to the Hawk Corporation 2000 Long Term Incentive Plan
•	Registration Statement (Form S-8 No. 333-147832) pertaining to the Hawk Corporation Deferred Compensation Plan

of our reports dated March 14, 2008, with respect to the consolidated financial statements and schedule of Hawk Corporation, and subsidiaries and the effectiveness of internal control over financial reporting of Hawk Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Ernst & Young LLP

Cleveland, Ohio
March 14, 2008

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